Exhibit 99.1

Conference Call and Webcast

Today, May 8, 2024 at 11:00 a.m. ET

877-407-4018 or 201-689-8471, conference ID 13746158 or

www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FIRST QUARTER REVENUE OF $54.4 MILLION

NAPLES, Florida, May 8, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended March 31, 2024. For further information, the Company has posted a presentation to its website regarding the first quarter highlights and accomplishments that management will review on today’s conference call.

First Quarter Financial Highlights

In millions, except per share data	Three Months Ended March 31,
	2024	2023
Net revenue	$54.4	$57.8
Operating income (loss)	(1.1)	0.4
Net income (loss) [1]	—	(3.5)
Net income (loss) per diluted share [1]	$—	$(0.12)
Adjusted EBITDA (non-GAAP)	0.7	2.6

1.
Net income (loss) and net income (loss) per diluted share in the three months ended March 31, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc.

Net revenue during the three months ended March 31, 2024 decreased 5.9% to $54.4 million, primarily reflecting a year-over-year decline in audio advertising and other revenue due to Beasley’s Wilmington station and esports divestitures as well as ongoing softness in the commercial advertising business, partially offset by growth in digital and political advertising revenue.

Beasley reported an operating loss of $1.1 million in the first quarter of 2024 compared to operating income of $0.4 million in the first quarter of 2023, largely reflecting the year-over-year decrease in net revenue.

Beasley reported net income of approximately $8,000, or $0.00 per diluted share, in the three months ended March 31, 2024, compared to a net loss of $3.5 million, or $0.12 per diluted share, in the three months ended March 31, 2023. The year-over-year improvement was primarily due to the $6.0 million gain on sale of an investment in Broadcast Music, Inc. holdings and lower interest expense.

Adjusted EBITDA (a non-GAAP financial measure) was $0.7 million in the first quarter of 2024 compared to $2.6 million in the first quarter of 2023. The year-over-year decrease is primarily attributable to lower net revenue compared to the prior year period.

Please refer to the “Calculation of Adjusted EBITDA” and “Reconciliation of Net Income (Loss) to Adjusted EBITDA” tables at the end of this release.

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Beasley Broadcast Group, 5/8/24	page 2

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley continues to advance our core initiatives, which are focused on driving revenue and cash flow, including our digital transformation, revenue diversification and expense management initiatives. We expect digital to account for between 20% and 25% of total revenue in 2024, driven by the ongoing growth and success of our premium content creation and digital services. On the new business front, our dedicated sales teams are leveraging the tremendous audience reach and engagement of our platform to attract new advertisers.

“In summary, Beasley’s underlying fundamentals—mainly, our local audio and digital platforms and audience engagement—remain strong. We are proud of our teams’ steadfast commitment to delivering exceptional content and services to our listeners, advertisers, online users and sports fans, and remain confident that the actions we are taking to transform our company and strengthen our balance sheet, are laying the foundation for future growth and success.”

First Quarter 2024 Highlights

•
Revenue from new customers grew 53% year over year
•
Generated $548,000 in political revenue
•
Local revenue, including digital packages sold locally, accounted for 69% of total revenue
•
Digital revenue grew 10% year-over-year, or 20% year-over-year on a same station basis, to $11 million
•
Digital revenue accounted for 20% of total company revenue
•
38% of our total audience listens via the Company's digital platforms

Conference Call and Webcast Information

The Company will host a conference call and webcast today, May 8, 2024, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 877-407-4018 or 201-689-8471, conference ID 13746158 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Wednesday, May 8, 2024. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Beasley Broadcast Group, Inc. (www.bbgi.com) was founded in 1961 by George G. Beasley and owns 57 AM and FM stations in 13 large- and mid-size markets in the United States. Beasley radio stations reach over 30 million unique consumers weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, or

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Beasley Broadcast Group, 5/8/24	page 3

equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Income (Loss) to Adjusted EBITDA” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Same station revenue excludes revenue from all divestitures and other operations that were exited in the prior 12 months.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
our ability to comply with the continued listing standards of the Nasdaq Capital Market;
•
risk from social and natural catastrophic events;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses and/or goodwill could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes on our corporate offices and stations;

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Beasley Broadcast Group, 5/8/24	page 4

•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
disruptions or security breaches of our information technology infrastructure and information systems;
•
the loss of key personnel;
•
our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of May 8, 2024, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

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Beasley Broadcast Group, 5/8/24	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Income (Loss) - Unaudited

	Three months ended
	March 31,
	2024	2023
Net revenue	$54,380,346	$57,779,120
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	49,240,998	50,653,655
Corporate expenses (including stock-based compensation)	4,407,832	4,483,095
Depreciation and amortization	1,834,602	2,229,325
Total operating expenses	55,483,432	57,366,075
Operating income (loss)	(1,103,086)	413,045
Non-operating income (expense):
Interest expense	(5,587,308)	(6,593,852)
Gain on sale of investment	6,026,776	—
Other income, net	270,005	540,515
Loss before income taxes	(393,613)	(5,640,292)
Income tax benefit	(410,230)	(2,163,983)
Income (loss) before equity in earnings of unconsolidated affiliates	16,617	(3,476,309)
Equity in earnings of unconsolidated affiliates, net of tax	(8,647)	(60,257)
Net income (loss)	$7,970	$(3,536,566)
Basic and diluted net income (loss) per share	$—	$(0.12)
Basic common shares outstanding	30,325,802	29,785,759
Diluted common shares outstanding	30,466,730	29,785,759

Selected Balance Sheet Data - Unaudited

(in thousands)

	March 31,	December 31,
	2024	2023
Cash and cash equivalents	$27,763	$26,734
Working capital	38,629	38,351
Total assets	566,280	574,268
Long-term debt, net of unamortized debt issuance costs	264,539	264,203
Stockholders' equity	$149,127	$148,979

Selected Statement of Cash Flows Data – Unaudited

	Three months ended
	March 31,
	2024	2023
Net cash used in operating activities	$(4,036,884)	$(2,445,165)
Net cash provided by (used in) investing activities	5,079,052	(1,169,280)
Net cash used in financing activities	(12,636)	(25,545)
Net increase (decrease) in cash and cash equivalents	$1,029,532	$(3,639,990)

Reconciliation of Same Station Digital Revenue – Unaudited

	Three months ended
	March 31,
	2024	2023
Digital revenue	$10,952,219	$9,976,785
Wilmington digital revenue	(499)	(456,100)
Esports digital revenue	—	(384,369)
Same station digital revenue	$10,951,720	$9,136,316

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Beasley Broadcast Group, 5/8/24	page 6

Calculation of Adjusted EBITDA – Unaudited

	Three months ended
	March 31,
	2024	2023
Net revenue	$54,380,346	$57,779,120
Operating expenses	(49,240,998)	(50,653,655)
Corporate expenses	(4,407,832)	(4,483,095)
Adjusted EBITDA	$731,516	$2,642,370

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Unaudited

	Three months ended
	March 31,
	2024	2023
Net income (loss)	$7,970	$(3,536,566)
Interest expense	5,587,308	6,593,852
Income tax benefit	(410,230)	(2,163,983)
Depreciation and amortization	1,834,602	2,229,325
EBITDA	7,019,650	3,122,628
Gain on sale of investment	(6,026,776)	—
Other income, net	(270,005)	(540,515)
Equity in earnings of unconsolidated affiliates, net of tax	8,647	60,257
Adjusted EBITDA	$731,516	$2,642,370

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